Exhibit 99.1

NEWS RELEASE

CONTACT:	Michal D. Cann - President & CEO
Jack Wagner, incoming President & CEO
Rick A. Shields - EVP & Chief Financial Officer
360.679.3121
WASHINGTON BANKING REPORTS SECOND QUARTER 2008 EPS OF $0.25
OAK HARBOR, WA — July 24, 2008 — Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported steady loan growth, a diversified loan portfolio, and disciplined expense control produced consistent net income in the second quarter of 2008. For the second quarter of 2008, net income was $2.4 million, or $0.25 per diluted share, up 4% from $2.3 million, or $0.25 per diluted share in the first quarter of 2008, and just slightly below $2.5 million, or $0.26 per diluted share in the second quarter 2007. Net income totaled $4.7 million, or $0.50 per diluted share, in the first six months of both 2008 and 2007.
“As described in an earlier press release, we terminated the proposed merger with Frontier,” said Michal Cann, President and CEO. “We retained our core senior and middle management banking team, and we continue to be a solidly profitable independent bank. I can retire knowing my successors are well positioned for the future, and that the entire staff is looking forward to continuing to serve our customers and communities just as we have done so successfully in the past.”
“Although the merger process was distracting for our staff and our customers, we are moving quickly to regain our momentum in the market,” said Jack Wagner, incoming President and CEO. “We expect to be adding selectively to our retail banking team, while continuing to closely monitor expenses, and moving forward now with several new products and services that have been in the planning stages for almost a year. We believe we have a very strong operating franchise in a great market, and are committed to building shareholder value.”
Conference Call Information
Management will host a conference call today, July 24, 2008, at 9:00 a.m. PDT (12:00 p.m. EDT) to discuss the quarterly results. The live call can be accessed by dialing (303) 262-2083 or on the web at www.wibank.com. The replay, which will be available for a month beginning shortly after the call concludes, can be heard at (303) 590-3000 using access code 11116523#, or on the web at www.wibank.com.
Second Quarter 2008 Financial Highlights
Second quarter 2008 highlights include:
•	Earnings were steady at $2.4 million, or $0.25 per diluted share.

•	Total loans increased 8% to $813 million.

•	Return on average assets was 1.09% and return on equity was 12.74%.

•	The efficiency ratio improved to 56.88% from 59.88% a year ago.

•	Book value per share grew 11% to $8.17 compared to $7.37 a year ago.

•	The cash dividend, paid on May 8, 2008, increased 8% to $0.065 per share.

•	Total Risk-Based Capital to Risk-Weighted Assets was 12.79%, well above the well-capitalized minimum.

•	Asset quality remained solid with nonperforming assets (NPAs) of $3.7 million, or 0.41% of assets.
Balance Sheet
At June 30, 2008, total assets increased 6% to $904 million compared to $852 million a year ago. Total net loans grew 8% to $813 million from $754 million at June 30, 2007. “Our loan portfolio remains diversified and continues to perform well, given the current market environment,” said Joe Niemer, Chief Credit Officer. “Our construction loan portfolio comprises only 18% of our total loan portfolio and remains within our footprint primarily in north Snohomish, Whatcom, Island and Skagit counties. We are diversified by borrower, loan type and geography within our operating area.”
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WBCO — 2Q08 Profits
July 24, 2008

Deposits were up slightly to $733 million at June 30, 2008, from $730 million a year ago, and down slightly from $746 million at March 31, 2008.
Credit Quality
Nonperforming assets were $3.7 million, or 0.41% of total assets at June 30, 2008, up slightly from $3.3 million, or 0.37% of total assets at March 31, 2008, and $2.4 million, or 0.28% of assets at June 30, 2007. Nonperforming loans totaled $2.5 million, or 0.30% of loans, compared to $2.4 million, or 0.31% of loans a year ago. “We believe our reserves are adequate and that we have identified current issues in our portfolio. We continue to operate in a difficult environment which is anticipated to remain challenging over the next few quarters,” Niemer said. “We do feel that our consistent approach to loan underwriting allows us to better manage credit risk in a negative credit cycle, as evidenced by our recent regulatory exam.”
The allowance for loan losses increased to $11.6 million at June 30, 2008, from $10.5 million a year ago. At quarter end, the allowance totaled 1.40% of loans and 312% of NPAs.
Net charge-offs in the second quarter totaled $869,000, or 0.42% of average loans on an annualized basis, compared to $536,000, or 0.28% of average loans, in the second quarter a year ago. In the first half of 2008, net charge-offs were $1.6 million, or 0.40% of average loans, compared to $922,000, or 0.25% of average loans in the like period of 2007.
Capital
The Company’s estimated total risk-based capital as of June 30, 2008 was 12.79%, compared to 12.63% as of March 31, 2008, and is in excess of the regulatory definition of “well-capitalized” of 10.00%. The level as of June 30, 2008, is an estimate pending filing of the Company’s regulatory reports.
Shareholders’ equity increased 12% to $78 million at June 30, 2008, from $69 million a year ago. Book value per share increased 11% to $8.17 from $7.37 per share. Washington Banking increased its quarterly cash dividend 8% to $0.065 per common share, which was paid on May 8, 2008. “We continue to view cash dividends as an important component of building shareholder value and review our capital management choices carefully each quarter,” Wagner noted.
Review of Operations
Revenues were down 3% in the second quarter of 2008 and up 1% year-to-date reflecting both lower interest income and lower interest expense this year. In the second quarter of 2008, revenues totaled $11.1 million, with interest income down 6% and interest expense down 15% from a year ago. In the first half of 2008, revenues totaled $22.6 million with interest income flat and interest expense falling 5% from the year ago period.
Second quarter net interest income was $9.3 million compared to $9.4 million in the second quarter of 2007. Year-to-date, net interest income was $18.9 million compared to $18.3 million in the first half of 2007.
The provision for loan losses increased to $1.0 million in the second quarter compared to $850,000 in the second quarter of 2007. The provision for loan losses increased to $2.1 million year-to-date compared to $1.4 million in the first half of 2007. “While our loan portfolio continues to perform well, we are increasing reserves in light of current market conditions,” said Rick Shields, Chief Financial Officer.
In the second quarter of 2008, the yield on earning assets was 7.02% compared to 7.61% for the immediate prior quarter and 8.12% a year ago. In the first six months of 2008, the yield on earning assets was 7.31% compared to 8.09% a year ago. The cost of interest-bearing liabilities was 2.90% in the quarter, down 49 basis points sequentially and 85 basis points relative to the second quarter of last year. Net interest margin was 4.54 % in the second quarter, compared to 4.95% in the second quarter of 2007. Year-to-date, net interest margin was 4.62% compared to 4.96% in the first six months of 2007.
Noninterest income for the second quarter decreased 16% to $1.6 million, versus $2.0 million a year ago. In the first half of 2008, noninterest income was $3.4 million compared to $3.8 million in the first six months of 2007. The declines in 2008 are primarily due to lower income from secondary market loan sales.
Noninterest expense fell 8% in the second quarter of 2008 to $6.3 million from $6.9 million a year ago. Noninterest expense in the first six months of the year was down 4% to $13.2 million from $13.8 million in the year ago period.
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WBCO — 2Q08 Profits
July 24, 2008

Expenses of $185,000 relating to the terminated merger are included in the 2008 year-to-date noninterest expense. “As we begin to ramp things up to regain our traction, it’s reasonable to expect our noninterest expense to increase moderately in the second half of the year,” said Wagner. The efficiency ratio was 56.88% in the second quarter of 2008 compared to 59.98% in the first quarter of 2008. Year-to-date, the efficiency ratio improved to 58.46% from 61.55%.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington. In September 2007, Ryan Beck & Co. ranked WBCO #33 on its list of the Top 100 U.S. Banks and Thrifts, based on 5-year total return.
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
www.wibank.com
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WBCO — 2Q08 Profits
July 24, 2008

	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	June 30,	March 31,	Month	June 30,	Year
($ in thousands, except per share data)	2008	2008	Change	2007	Change

Interest Income
Loans	$14,383	$15,360	-6%	$15,185	-5%
Taxable Investment Securities	96	110	-13%	136	-30%
Tax Exempt Securities	51	51	0%	68	-25%
Other	3	5	-42%	67	-96%

Total Interest Income	14,533	15,526	-6%	15,456	-6%

Interest Expense
Deposits	4,542	5,295	-14%	5,480	-17%
Other Borrowings	359	304	18%	137	163%
Junior Subordinated Debentures	284	405	-30%	484	-41%

Total Interest Expense	5,185	6,004	-14%	6,100	-15%

Net Interest Income	9,348	9,522	-2%	9,356	0%

Provision for Loan Losses	1,050	1,025	2%	850	24%

Net Interest Income after Provision for Loan Losses	8,298	8,497	-2%	8,506	-2%

Noninterest Income
Service Charges and Fees	711	726	-2%	797	-11%
Income from the Sale of Loans	51	90	-43%	211	-76%
Other Income	876	979	-11%	945	-7%

Total Noninterest Income	1,638	1,795	-9%	1,953	-16%

Noninterest Expense
Compensation and Employee Benefits	3,798	3,990	-5%	4,132	-8%
Occupancy and Equipment	902	949	-5%	980	-8%
Office Supplies and Printing	120	119	1%	179	-33%
Data Processing	153	161	-5%	167	-8%
Consulting and Professional Fees	147	215	-32%	99	48%
Other	1,208	1,445	-16%	1,313	-8%

Total Noninterest Expense	6,328	6,879	-8%	6,870	-8%

Income Before Income Taxes	3,608	3,413	6%	3,589	1%
Provision for Income Taxes	1,187	1,076	10%	1,129	5%

Net Income	$2,421	$2,337	4%	$2,460	-2%

Earnings per Common Share

Net Income per Share, Basic	$0.25	$0.25	0%	$0.26	-4%

Net Income per Share, Diluted	$0.25	$0.25	0%	$0.26	-4%

Average Number of Common Shares Outstanding	9,464,000	9,432,000		9,363,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,519,000	9,514,000		9,486,000
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WBCO — 2Q08 Profits
July 24, 2008

	Six Months Ended		One
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	June 30,		Year
($ in thousands, except per share data)	2008	2007	Change

Interest Income
Loans	$29,744	$29,614	0%
Taxable Investment Securities	206	269	-23%
Tax Exempt Securities	102	138	-26%
Other	8	99	-92%

Total Interest Income	30,060	30,120	0%

Interest Expense
Deposits	9,837	10,803	-9%
Other Borrowings	663	170	290%
Junior Subordinated Debentures	689	822	-16%

Total Interest Expense	11,189	11,795	-5%

Net Interest Income	18,871	18,325	3%

Provision for Loan Losses	2,075	1,400	48%

Net Interest Income after Provision for Loan Losses	16,796	16,925	-1%

Noninterest Income
Service Charges and Fees	1,437	1,614	-11%
Income from the Sale of Loans	141	366	-61%
Other Income	1,854	1,778	4%

Total Noninterest Income	3,432	3,758	-9%

Noninterest Expense
Compensation and Employee Benefits	7,788	8,543	-9%
Occupancy and Equipment	1,851	1,936	-4%
Office Supplies and Printing	240	309	-22%
Data Processing	314	308	2%
Consulting and Professional Fees	362	270	34%
Other	2,653	2,428	9%

Total Noninterest Expense	13,208	13,794	-4%

Income Before Income Taxes	7,020	6,889	2%
Provision for Income Taxes	2,262	2,161	5%

Net Income	$4,758	$4,728	1%

Earnings per Common Share

Net Income per Share, Basic	$0.50	$0.50	0%

Net Income per Share, Diluted	$0.50	$0.50	0%

Average Number of Common Shares Outstanding	9,445,000	9,403,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,511,000	9,548,000
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WBCO — 2Q08 Profits
July 24, 2008

			Three		One
CONSOLIDATED BALANCE SHEETS (unaudited)	June 30,	March 31,	Month	June 30,	Year
($ in thousands except per share data)	2008	2008	Change	2007	Change

Assets
Cash and Due from Banks	$22,783	$21,377	7%	$24,563	-7%
Interest-Bearing Deposits with Banks	515	404	28%	319	61%
Fed Funds Sold	3,280	2,415	36%	—	100%

Total Cash and Cash Equivalents	26,578	24,196	10%	24,882	7%

Investment Securities Available for Sale	11,310	12,494	-9%	17,019	-34%

FHLB Stock	2,880	1,984	45%	1,984	45%

Loans Held for Sale	562	453	24%	4,835	-88%

Loans Receivable	824,600	814,993	1%	764,438	8%
Less: Allowance for Loan Losses	(11,585)	(11,404)	2%	(10,526)	10%

Loans, Net	813,015	803,589	1%	753,912	8%

Premises and Equipment, Net	24,662	24,906	-1%	23,167	6%
Bank Owned Life Insurance	16,739	16,618	1%	16,177	3%
Other Real Estate Owned	1,198	1,890	-37%	—	100%
Other Assets	6,933	6,879	1%	10,080	-31%

Total Assets	$903,877	$893,009	1%	$852,056	6%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$91,764	$98,003	-6%	$107,543	-15%
NOW Accounts	126,307	140,568	-10%	152,722	-17%
Money Market	122,724	130,044	-6%	120,476	2%
Savings	41,406	42,682	-3%	45,200	-8%
Time Deposits	350,667	334,449	5%	303,645	15%

Total Deposits	732,868	745,746	-2%	729,586	0%

FHLB Overnight Borrowings	34,000	11,500	196%	11,000	209%
Other Borrowed Funds	30,000	30,000	0%	10,000	200%
Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	3,699	4,277	-14%	6,575	-44%

Total Liabilities	826,341	817,297	1%	782,935	6%

Shareholders’ Equity:
Common Stock (no par value)
Authorized 13,679,757 Shares:
Issued and Outstanding 9,487,560 at 6/30/2008, 9,476,360 at 3/31/08 and 9,380,486 at 6/30/07	33,208	33,077	0%	32,117	3%
Retained Earnings	44,226	42,421	4%	37,108	19%
Other Comprehensive Income (Loss)	102	214	-53%	(104)	198%

Total Shareholders’ Equity	77,536	75,712	2%	69,121	12%

Total Liabilities and Shareholders’ Equity	$903,877	$893,009	1%	$852,056	6%

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WBCO — 2Q08 Profits
July 24, 2008

	June 30,	March 31,	June 30,	June 30,
($ in thousands, except per share data)	2008	2008	2007	2008	2007

Revenues (1) (2)	$11,125	$11,470	$11,472	$22,595	$22,413

Averages
Total Assets	$890,997	$880,282	$827,636	$885,639	$812,447
Loans and Loans Held for Sale	823,052	811,128	747,645	817,090	735,756
Interest Earning Assets	838,140	826,659	771,779	832,399	758,709
Deposits	736,991	742,678	717,400	739,835	712,130
Shareholders’ Equity	$76,203	$74,264	$68,377	$75,234	$67,774

Financial Ratios
Return on Average Assets, Annualized	1.09%	1.06%	1.19%	1.08%	1.17%
Return on Average Equity, Annualized	12.74%	12.62%	14.43%	12.68%	14.07%
Average Equity to Average Assets	8.55%	8.44%	8.26%	8.49%	8.34%
Efficiency Ratio (2)	56.88%	59.98%	59.88%	58.46%	61.55%
Yield on Earning Assets (2)	7.02%	7.61%	8.12%	7.31%	8.09%
Cost of Interest Bearing Liabilities	2.90%	3.39%	3.75%	3.14%	3.72%
Net Interest Spread	4.12%	4.22%	4.37%	4.17%	4.37%
Net Interest Margin (2)	4.54%	4.69%	4.95%	4.62%	4.96%

Cash Dividends Per Share	$0.065	0.060	0.060	0.125	0.110

	June 30,		March 31,	June 30,
	2008		2008	2007

Period End
Book Value Per Share	$8.17		$7.99	$7.37
Total Risk-Based Capital Ratio	12.79	% (3)	12.63%	12.43%
Tier 1 Risk-Based Capital Ratio	11.54	% (3)	11.38%	10.95%

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

(3)	Capital ratios for the most recent period are an estimate pending filing of the Company’s regulatory reports.
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WBCO — 2Q08 Profits
July 24, 2008

	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended
ASSET QUALITY (unaudited)	June 30,	March 31,	June 30,	June 30,
($ in thousands, except per share data)	2008	2008	2007	2008	2007

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$11,404	$11,126	$10,212	$11,126	$10,048
Indirect Loans:
Charge-offs	(331)	(363)	(263)	(693)	(398)
Recoveries	117	171	62	288	117

Indirect Net Charge-offs	(214)	(192)	(201)	(405)	(281)

Other Loans:
Charge-offs	(773)	(659)	(442)	(1,432)	(901)
Recoveries	118	104	107	221	260

Other Net Charge-offs	(655)	(555)	(335)	(1,211)	(641)

Total Net Charge-offs	(869)	(747)	(536)	(1,616)	(922)
Provision for loan losses	1,050	1,025	850	2,075	1,400

Balance at End of Period	$11,585	$11,404	$10,526	$11,585	$10,526

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-offs, to Avg Indirect Loans, Annualized (1)	0.77%	0.68%	0.77%	0.73%	0.54%
Other Loans Net Charge-offs, to Avg Other Loans, Annualized (1)	0.37%	0.32%	0.21%	0.34%	0.20%
Net Charge-offs to Average Total Loans (1)	0.42%	0.37%	0.28%	0.40%	0.25%

	June 30,	March 31,	June 30,
	2008	2008	2007

Nonperforming Assets

Nonperforming Loans (2)	$2,515	$1,373	$2,379
Other Real Estate Owned	1,198	1,890	—

Total Nonperforming Assets	$3,713	$3,263	$2,379

Nonperforming Loans to Loans (1)	0.30%	0.17%	0.31%
Nonperforming Assets to Assets	0.41%	0.37%	0.28%
Allowance for Loan Losses to Nonperforming Loans	460.64%	830.59%	442.46%
Allowance for Loan Losses to Nonperforming Assets	312.01%	349.49%	442.46%
Allowance for Loan Losses to Loans	1.40%	1.40%	1.38%

Loan Composition
Commercial	$97,572	$105,641	$99,132
Real Estate Mortgages
One-to-Four Family Residential	56,796	55,129	53,896
Commercial	322,943	311,188	262,855
Real Estate Construction
One-to-Four Family Residential	104,597	102,742	101,131
Commercial	45,359	41,335	47,855
Consumer
Indirect	109,167	112,351	112,991
Direct	85,603	84,052	84,157
Deferred Fees	2,563	2,555	2,421

Total Loans	$824,600	$814,993	$764,438

(1)	Excludes Loans Held for Sale.

(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
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